SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule
                                  14a-6(e)(2))
                         [x] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                  THEGLOBE.COM

                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [x] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies: N/A
2. Aggregate number of securities to which transaction applies: N/A
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
4. Proposed maximum aggregate value of transaction: N/A
5. Total fee paid: N/A

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid: N/A
2. Form, Schedule or Registration Statement No.: N/A
3. Filing Party: N/A
4. Date Filed: N/A

                                [GRAPHIC OMITTED]

                               THEGLOBE.COM, INC.
                           110 EAST BROWARD BOULEVARD
                                   SUITE 1400
                         FORT LAUDERDALE, FLORIDA 33301

                                                                  April 30, 2003

Dear Stockholder:

We invite you to attend our Annual Meeting of Stockholders on Friday, June 20, 2003, 10 a.m., at the Hyatt Regency Pier Sixty-Six, 2301 Southeast 17th Street, Fort Lauderdale, Florida 33316.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and procedures for the meeting. In addition to specific agenda items, we will discuss generally the operations of theglobe.com. We welcome your comments, and hope you will join us.

Whether or not you plan to attend in person, IT IS IMPORTANT THAT YOUR SHARES BE
                                             -----------------------------------
REPRESENTED  AT  THE  ANNUAL  MEETING  OF  STOCKHOLDERS.  The Board of Directors
-------------------------------------------------------
recommends that stockholders vote FOR each of the matters described in the proxy statement to be presented at the Annual Meeting of Stockholders.

PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Thank you.

Sincerely,


/s/  Michael S. Egan
-----------------------
Michael S. Egan
Chief Executive Officer

                                [GRAPHIC OMITTED]


                               THEGLOBE.COM, INC.
                           110 EAST BROWARD BOULEVARD
                                   SUITE 1400
                         FORT LAUDERDALE, FLORIDA 33301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 20, 2003

theglobe.com, inc., a Delaware corporation, will hold its Annual Meeting of Stockholders on Friday, June 20, 2003 at 10 a.m., at the Hyatt Regency Pier Sixty-Six, 2301 Southeast 17th Street, Fort Lauderdale, Florida 33316, for the following purposes:

1. To elect the Board of Directors for the coming year; and

2. To transact any other business that may properly come before the Annual Meeting of Stockholders.

If you own shares of theglobe.com as of the close of business on April 21, 2003, you can vote those shares by proxy or at the Annual Meeting of Stockholders.

Fort Lauderdale, Florida
April 30, 2003

                              By Order of the Board of Directors


                              /s/  Michael S. Egan
                              -----------------------
                              Michael S. Egan
                              Chief Executive Officer




          ____________________________________________________________


IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS NECESSARY IF YOU MAIL IT IN THE UNITED STATES.

                                   TABLE OF CONTENTS


                                                                                          PAGE
                                                                                          ----
Voting Rights and Solicitation of Proxies. . . . . . . . . . . . . . . . . . . . . . . .     5

I.  Election of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
    Nominees for Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
    Board Meetings and Committees of the Board . . . . . . . . . . . . . . . . . . . . .     8
    Director Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

Security Ownership of Certain Beneficial Owners and Management . . . . . . . . . . . . .    10
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    Aggregated Option Exercises in the Last Fiscal Year and 2002 Year End Option Values.    13
    Option Grants in 2002. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
    Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
    Involvement in Certain Legal Proceedings . . . . . . . . . . . . . . . . . . . . . .    15
    Certain Relationships and Related Transactions . . . . . . . . . . . . . . . . . . .    15
    Compliance with Section 16(a) of the Exchange Act. . . . . . . . . . . . . . . . . .    16
Report of the Audit Committee of the Board of Directors. . . . . . . . . . . . . . . . .    17
Appointment of Independent Auditors. . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Stockholder Proposals for the 2004 Annual Meeting. . . . . . . . . . . . . . . . . . . .    20
Other Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21

                               THEGLOBE.COM, INC.

                                 PROXY STATEMENT
                IN CONNECTION WITH ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 20, 2003.

THE BOARD OF DIRECTORS OF THEGLOBE.COM, INC. ("THEGLOBE", "WE" OR "US") IS SOLICITING PROXIES TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD ON FRIDAY, JUNE 20, 2003 AT 10:00 A.M. AND AT ANY ADJOURNMENT OR POSTPONEMENT.

This proxy statement and the accompanying proxy are first being sent to stockholders entitled to vote at the Annual Meeting on or about May 20, 2003. theglobe.com's principal executive offices are located at 110 East Broward Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, telephone number (954) 769-5900.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

PURPOSE OF THE ANNUAL MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting. Each proposal is described in more detail in this proxy statement.

RECORD DATE AND SHARES OUTSTANDING

Stockholders of record at the close of business on April 21, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 30,382,293 shares of common stock were issued and outstanding. The closing price of our common stock on the OTC Bulletin Board on the Record Date was $0.185 per share.

REVOCABILITY AND VOTING OF PROXIES

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

     - by writing a letter delivered to Robin Segaul Lebowitz, Secretary of theglobe.com, stating that the proxy is revoked;

     -    by submitting another proxy with a later date; or

     -    by attending the Annual Meeting and voting in person.

Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares. Shares of common stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies, unless the proxies have been revoked.

Unless we receive specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of theglobe.com's nominees as a director and (ii) with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxy holders. theglobe.com does not presently anticipate any other business will be presented for vote at the Annual Meeting.

LIST OF STOCKHOLDERS

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting during regular business hours at our offices 110 East Broward Boulevard, Suite 1400, Fort Lauderdale, Florida, by contacting Robin Segaul Lebowitz, Secretary of theglobe.com.

VOTING AT THE ANNUAL MEETING

Each share of common stock outstanding on the Record Date will be entitled to one (1) vote on each matter submitted to a vote of the stockholders, including the election of directors. Cumulative voting by stockholders is not permitted.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast is required for the election of Directors. Abstentions and broker "non-votes" are not counted for purpose of the election of Directors.

SOLICITATION

We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies. They will not receive any additional compensation for the solicitation.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

The Board of Directors proposes the following three nominees for election as directors at the Annual Meeting. The directors will hold office from election until the next Annual Meeting, or until their successors are elected and qualified.

NOMINEE                AGE    POSITION HELD WITH THEGLOBE     DIRECTOR SINCE
---------------------  ---  --------------------------------  --------------
Michael S. Egan . . .   63  Chairman and Chief Executive
                            Officer                                     1997
Edward A. Cespedes. .   37  Director and President                      1997
Robin Segaul Lebowitz   38  Director, Chief Financial
                            Officer, Treasurer and Secretary            2001


MICHAEL S. EGAN. Michael Egan has served as theglobe.com's Chairman since 1997 and Chief Executive Officer since June 1, 2002. He is also Chairman of ANC Rental Corporation (Other OTC: ANCXQ.PK), which owns and operates car rental businesses under the Alamo and National brand names. As well, Mr. Egan is Chairman of Certified Vacations, a privately held company specializing in designing, marketing and delivering vacation packages. Mr. Egan is a member of the Board of Directors of Boca Resorts, Inc. (NYSE: RST) (formerly Florida Panthers Holdings, Inc.) and a member of the Board of Directors of the Horatio Alger Association. Mr. Egan has spent over 20 years in the car rental business. He began with Alamo in 1973, became an owner in 1979, and became Chairman and majority owner from January 1986 until November 1996 when he sold the company to AutoNation. In 2000, AutoNation spun off the rental division and Mr. Egan was named Chairman. Prior to acquiring Alamo, he held various administration positions at Yale University and taught at the University of Massachusetts at Amherst. Mr. Egan is a graduate of Cornell University where he received his Bachelor's degree in Hotel Administration.

EDWARD A. CESPEDES. Edward Cespedes has served as a director of theglobe.com since 1997 and President of theglobe.com since June 1, 2002. Mr. Cespedes is also the chairman of EKC Ventures, LLC, a privately held investment company.
Mr. Cespedes served as the vice chairman of Prime Ventures, LLC, from May 2000 to February 2002. From August 2000 to August 2001, Mr. Cespedes served as the President of the Dr. Koop Lifecare Corporation and was a member of the Company's Board of Directors from January 2001 to December 2001. From 1996 to 2000, Mr. Cespedes was a Managing Director of Dancing Bear Investments. Concurrent with his position at Dancing Bear Investments, from 1998 to 2000, Mr. Cespedes also served as Vice President for corporate development for theglobe.com where he had primary responsibility for all mergers, acquisitions, and capital markets activities. In 1996, prior to joining Dancing Bear Investments, Mr. Cespedes was the director of corporate finance for Alamo Rent-A-Car. From 1988 to 1996, Mr. Cespedes worked in the Investment Banking Division of J.P. Morgan and Company, where he most recently focused on mergers and acquisitions. In his capacity as a venture capitalist, Mr. Cespedes has served as a member of the board of directors of various portfolio companies. Mr. Cespedes is the founder of the Columbia University Hamilton Associates. Mr. Cespedes received a Bachelor's degree in International Relations from Columbia University.

ROBIN SEGAUL LEBOWITZ. Robin Lebowitz has served as a director of theglobe.com since December 2001, Treasurer and Secretary of theglobe.com since June 1, 2002 and Chief Financial Officer of theglobe.com since July 1, 2002. Ms. Lebowitz has worked in various capacities for the Company's Chairman, Michael Egan, for nine years. She is the Controller/Managing Director of Dancing Bear

Investments, Mr. Egan's investment management and holding company. Ms. Lebowitz served on the Board of Directors of theglobe.com from August 1997 to October 1998. At Alamo Rent-A-Car, she served as Financial Assistant to the Chairman (Mr. Egan). Prior to joining Alamo, Ms. Lebowitz was the Corporate Tax Manager at Blockbuster Entertainment Group where she worked from 1991 to 1994. From 1986 to 1989, Ms. Lebowitz worked in the audit and tax departments of Arthur Andersen & Co. Ms. Lebowitz received a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania; a Masters in Business Administration from the University of Miami and is a Certified Public Accountant.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

Including unanimous written actions of the Board, the Board of Directors met nine times in 2002. No incumbent director who was on the Board for the entire year attended less than 75% of the total number of all meetings of the Board and any committees of the Board on which he or she served, if any, during 2002.

The functions and responsibilities of the standing committees of the Board of Directors are described below.

Audit Committee. The Audit Committee, which was formed in July 1998, reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our auditors and our accounting practices and internal controls. The Audit Committee operates pursuant to a charter, as amended, adopted by the Board of Directors on June 12, 2000. The current members of the Audit Committee are Messrs. Egan and Cespedes and Ms. Lebowitz, all of whom are employee directors. None of the current committee members are considered "independent" within the meaning of applicable NASD rules. Messrs. Egan and Cespedes replaced Messrs. Krizelman and Halperin effective June 20, 2002. Including unanimous written actions of the Committee, the Audit Committee held three meetings in 2002.

Compensation Committee. The Compensation Committee, which met twice in 2002 (including unanimous written actions of the Committee), establishes salaries, incentives and other forms of compensation for officers and other employees of theglobe.com. The Compensation Committee also approves option grants under all of our outstanding stock based incentive plans. The current members of the Compensation Committee are Messrs. Egan and Cespedes, who replaced Mr. Halperin and Ms. Lebowitz effective June 20, 2002.


DIRECTOR COMPENSATION

Directors who are also our employees receive no compensation for serving on our Board or committees. We reimburse non-employee directors for all travel and other expenses incurred in connection with attending Board and committee meetings. Non-employee directors are also eligible to receive automatic stock
option grants under our 1998 Stock Option Plan, as amended and restated.   As of
December 31, 2002 there were no directors who met this definition.

Each director who becomes an eligible non-employee director for the first time receives an initial grant of options to acquire 25,000 shares of our common stock. In addition, each eligible non-employee director will receive an annual grant of options to acquire 7,500 shares of our common stock on the first business day following each annual meeting of stockholders that occurs while the 1998 Stock Option Plan or 2000 Stock Option Plan is in effect. These stock options will be granted with per share exercise prices equal to the fair market value of our common stock as of the date of grant.

INDEMNIFICATION

The Delaware General Corporation Law provides that a corporation may indemnify its directors and officers for certain liabilities. We indemnify our directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will not be indemnified. This is required under our By-Laws, and we have also signed agreements with each of those individuals contractually obligating us to provide this indemnification to them.

On and after August 3, 2001 and as of the date of this filing, the Company is aware that six putative shareholder class action lawsuits were filed against the Company, certain of its current and former officers and directors, and several investment banks that were the underwriters of the Company's initial public offering. The lawsuits were filed in the United States District Court for the Southern District of New York. The lawsuits purport to be class actions filed on behalf of purchasers of the stock of the Company during the period from November 12, 1998 through December 6, 2000. Plaintiffs allege that the underwriter defendants agreed to allocate stock in the Company's initial public offering to certain investors in exchange for excessive and undisclosed commissions and agreements by those investors to make additional purchases of stock in the aftermarket at pre-determined prices. Plaintiffs allege that the Prospectus for the Company's initial public offering was false and misleading and in violation of the securities laws because it did not disclose these arrangements. On December 5, 2001, an amended complaint was filed in one of the actions, alleging the same conduct described above in connection with both the Company's November 23, 1998 initial public offering and its May 19, 1999 secondary offering. The actions seek damages in an unspecified amount. The complaints have been consolidated into a single action, entitled Kofsky v. theglobe.com, inc. et al., Case No. 01 Civ. 7247. On February 19, 2003, a motion to dismiss all claims against the Company was denied by the Court. The Company and its current and former officers and directors intend to vigorously defend the actions.

Pursuant to our By-Laws and agreements with the individuals, we have agreed to indemnify our Officers and Directors against certain liabilities under specified circumstances.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES
                          AS DIRECTORS OF THEGLOBE.COM.

We will vote your shares as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of all the nominees listed above. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not presently anticipate that any nominee will be unable to serve.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the record date of April 21, 2003 by (i) each person who owns beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each of the officers named in the table under the heading "Executive Compensation-Summary Compensation Table," for 2002 and (iv) all directors and executive officers as a group. A total of 30,382,293 shares of theglobe.com's common stock were issued and outstanding on April 21, 2003.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission ("SEC") governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated below, the address of each person named in the table below is in care of theglobe.com, inc., P.O. Box 029006, Fort Lauderdale, Florida 33302.

                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                            ----------------------
DIRECTORS, NAMED EXECUTIVE OFFICERS AND 5% STOCKHOLDERS       NUMBER      PERCENT
----------------------------------------------------------  -----------  ---------
Dancing Bear Investments, Inc. (1) . . . . . . . . . . . .   10,355,414      29.4%
Michael S. Egan (2). . . . . . . . . . . . . . . . . . . .   33,926,466      58.4%
Edward A. Cespedes (3) . . . . . . . . . . . . . . . . . .    1,900,680       5.9%
Charles M. Peck (4). . . . . . . . . . . . . . . . . . . .      425,000       1.4%
Robin Segaul Lebowitz(5) . . . . . . . . . . . . . . . . .      510,801       1.7%
E&C Capital Partners LLLP(6) . . . . . . . . . . . . . . .   20,000,000      39.7%
All directors and executive officers as a group (3 people)   36,337,947      60.1%


---------------
(1) Consists of: 4,831,826 shares of our common stock issueable upon exercise of warrants, subject to certain anti-dilution adjustment mechanisms, at approximately $0.96 per share. Dancing Bear Investments Inc.'s mailing address is P.O. Box 029006, Ft. Lauderdale, FL 33302.
(2) Includes the following shares that Mr. Egan is deemed to beneficially own as the controlling investor: (i) 4,831,826 shares of our common stock issueable upon exercise of warrants, subject to certain anti-dilution adjustment mechanisms, at approximately $0.96 per share owned by Dancing Bear Investments, Inc.; (ii) 333,333 shares of Series F Convertible Preferred Stock, which is convertible at any time into 16,666,666 shares of common stock, subject to certain anti-dilution adjustment mechanisms, owned by E&C Capital Partners, LLLP; and (iii) warrants to acquire 3,333,333 shares of common stock, subject to certain anti-dilution adjustment mechanisms, owned by E&C Capital Partners, LLLP. Also includes (i) 2,833,414 shares of our common stock issueable upon exercise of options that are currently exercisable and 971 shares of our common stock issueable upon exercise of options that are exercisable within 60 days of April 21, 2003, (ii) 56,000 shares of our common stock held by certain trusts for the benefit of Mr. Egan's children, as to which he disclaims beneficial ownership, and (iii) 14,000 shares of our common stock held by Mr. Egan's wife, as to which he disclaims beneficial ownership.
(3) Includes 1,896,002 shares of our common stock issueable upon exercise of options that are currently exercisable and 4,678 shares of our common stock issueable upon exercise of options that are exercisable within 60 days of April 21, 2003. Excludes 14,320 shares of our common stock issueable upon exercise of options that will not be exercisable within 60 days of April 21, 2003.

(4) Includes 425,000 shares of our common stock issueable upon exercise of options that are currently exercisable.
(5) Includes 508,769 shares of our common stock issueable upon exercise of options that are currently exercisable, and 2,032 shares of our common stock issueable upon exercise of options that are exercisable within 60 days of April 21, 2003. Excludes 23,279 shares of our common stock issueable upon exercise of options that will not be exercisable within 60 days of April 21, 2003.
(6) Includes 333,333 shares of Series F Convertible Preferred Stock, which is convertible at any time into 16,666,666 shares of common stock, subject to certain anti-dilution adjustment mechanisms, and warrants to acquire 3,333,333 shares of common stock, subject to certain anti-dilution adjustment mechanisms. E&C Capital Partners, LLLP is a privately held investment vehicle controlled by our Chairman, Michael S. Egan. Our President, Edward A. Cespedes, has a minority, non-controlling interest in E&C Capital Partners, LLLP. E&C Capital Partners, LLLP's mailing address is P.O. Box 029006, Ft. Lauderdale, FL 33302.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid by us to our those persons serving as the chief executive officer at any time during the last year and our four other most highly compensated executive officers (collectively, the "Named Executive Officers"):

                                        SUMMARY COMPENSATION TABLE


                                                                          LONG-TERM
                                                                       COMPENSATION (1)
                                                                       ----------------
                                            ANNUAL COMPENSATION           NUMBER OF
NAME AND                               ------------------------------    UNDERLYING         ALL OTHER
PRINCIPAL POSITION                     YEAR   SALARY ($)   BONUS ($)     OPTIONS (#)     COMPENSATION ($)
-------------------------------------  -----  -----------  ----------  ----------------  -----------------
Michael S. Egan,                        2002            -           -         2,507,500                  -
Chairman, Chief Executive Officer (2)   2001            -           -             7,500                  -
                                        2000            -           -            10,000                  -

Charles M. Peck,                        2002  $   135,417           -           425,000  $         625,000
Former Chief Executive Officer (3)      2001  $   325,000  $   50,000                 -                  -
                                        2000  $   130,000           -         1,250,000                  -

Edward A. Cespedes,                     2002  $   100,000  $   25,000         1,757,500  $          41,668
President (4)

Robin Segaul Lebowitz,                  2002  $    58,350  $   10,000           507,500                  -
Chief Financial Officer (5)


---------------

(1) Included in long-term compensation for 2002 are 5,197,000 options granted during the year at varying exercise prices to the named executive officers. Details of these grants may be found in the table of Options Grants in 2002 on page 14. Included in long-term compensation for 2001 are 75,500 options granted in January 2001 at an exercise price of $0.4062 granted to Stephanie Hague in accordance with her employment contract and 22,500 options granted to Messrs. Egan, Krizelman and Paternot in June 2001 at an exercise price of $0.23 in accordance with the Company's Director Compensation Plan. Included in long-term compensation for 2000 are 10,000, 20,000, 20,000, 32,500 and 22,500 options granted in February 2000 at an exercise price of $6.69 per share related to bonuses earned in 1999 for Messrs. Egan, Krizelman, Paternot, Daniels and Joyce, respectively.
(2) Mr. Egan became an executive officer in July 1998. We did not pay Mr. Egan a base salary in 2002, 2001, or 2000.
(3) Mr. Peck became Chief Executive Officer in August 2000. Effective May 31, 2002, Mr. Peck was no longer employed with the Company and no longer serves on the Company's Board of Directors. Reflecting the terms of his severance package, $625,000 in cash was paid in full to Mr. Peck on May 31, 2002. Additionally, options to purchase 425,000 shares of the Company's common stock at an exercise price of $0.035 per share were granted to Mr. Peck on May 6, 2002, valued at $13,500, also reflecting the terms of his severance package. These options immediately vested upon grant for a period of ten years.
(4) Mr. Cespedes became President in June 2002. Prior to this, Mr. Cespedes served as a consultant to the Company and was paid $41,668 for these services.
(5) Ms. Lebowitz became an officer of the Company in June of 2002 and Chief Financial Officer in July of 2002.

   AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND 2002 YEAR-END OPTION
                                     VALUES


The following table sets forth for each of the Named Executive Officers (a) the number of options exercised during 2002, (b) the total number of unexercised options for common stock (exercisable and unexercisable) held at December 31, 2002, and (c) the value of those options that were in-the-money on December 31, 2002 based on the difference between the closing price of our common stock on December 31, 2002 and the exercise price of the options on that date.

                                          NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED IN-THE-
                                        UNEXERCISED STOCK OPTIONS AT FISCAL       MONEY STOCK OPTIONS AT FISCAL
                                                    YEAR-END (#)                           YEAR-END (1)
                                     -----------------------------------------  ---------------------------------

                         SHARES
                       ACQUIRED ON      VALUE
NAME                   EXERCISE(#)    REALIZED    EXERCISABLE   UN-EXERCISABLE    EXERCISABLE     UN-EXERCISABLE
---------------------  ------------  -----------  ------------  --------------  ----------------  ---------------
Michael S. Egan                   -            -     2,833,414          11,586           100,019              131
Edward A. Cespedes                -            -     1,896,002          18,998            70,019              131
Robin Segaul Lebowitz             -            -       508,769          25,311            20,081              319
Charles M. Peck                   -            -       425,000               -  $         10,625                -

---------------
(1) Value represents closing price of our common stock on December 31, 2002 less the exercise price of the stock option, multiplied by the number of shares exercisable or unexercisable, as applicable.

                                                   OPTION GRANTS IN 2002


                                              PERCENT OF                                     POTENTIAL REALIZABLE VALUE AT
                                                 TOTAL                                       ASSUMED RATES OF STOCK PRICE
                                                OPTIONS     EXERCISE                         APPRECIATION FOR OPTION TERM
                       NUMBER OF SECURITIES   GRANTED TO    OR BASE                                     (2)
                            UNDERLYING         EMPLOYEES     PRICE                      -------------------------------------
NAME                    OPTIONS GRANTED (1)     IN 2002    ($/SHARE)   EXPIRATION DATE          5%                 10%
---------------------  ---------------------  -----------  ----------  ---------------  ------------------  -----------------
Michael S. Egan                    7,500 (3)        0.14%  $     0.04        6/21/2012  $           1,655   $          2,812
                               2,500,000 (4)       46.75%  $     0.02        6/13/2012  $         601,558   $        987,497
Edward A. Cespedes                 7,500 (3)        0.14%  $     0.04        6/21/2012  $           1,655   $          2,812
                               1,750,000 (4)       32.73%  $     0.02        6/13/2012  $         421,090   $        691,248
Robin Segaul Lebowitz              7,500 (3)        0.14%  $     0.04        6/21/2012  $           1,655   $          2,812
                                 500,000 (4)        9.35%  $     0.02        6/13/2012  $         120,312   $        197,499
Charles M. Peck                  425,000 (5)        7.95%  $    0.035        6/01/2012  $          95,890   $        161,499


---------------

1. In the event of a change in control of theglobe.com, all of these options become immediately and fully exercisable.
2. These amounts represent assumed rates of appreciation in conformity with SEC disclosure rules. Actual gains, if any, on stock option exercises are dependent on future performance of our common stock.
3. These options were granted in June 2002 on the first business day following the annual meeting of stockholders in accordance with the Company's Director Compensation Plan. These options become vested and exercisable quarterly over 4 years.
4. These options were granted pursuant to the Non-Qualified Stock Option Agreement dated August 12, 2002. These stock options vested immediately and have a life of ten years from date of grant.
5. These options were granted pursuant to the Non-Qualified Stock Option Agreement dated June 1, 2002. These stock options vested immediately and have a life of ten years from date of grant.


EMPLOYMENT AGREEMENTS

Former Chief Executive Officer Employment Agreement. On July 14, 2000, we entered into an employment agreement with our then Chief Executive Officer ("CEO"), Charles M. Peck. The Employment Agreement provided for the following:

     -    employment as one of our executives;

     - an annual base salary of $325,000 with eligibility to receive annual increases as determined in the sole discretion of the Board of Directors;

     - a discretionary annual cash bonus, which will be awarded at our Board's discretion and upon the achievement of target performance objectives presented in our budget (not be less than $25,000 for 2001);

     - stock options to purchase 1,250,000 shares of our common stock. The options were granted at an exercise price of $1.937 per share. These option terminated three months after Mr. Peck's termination of employment on May 31, 2002.

     - The CEO agreement was for a term expiring on July 14, 2004. The CEO agreement provided that, in the event of termination by us without cause, the executive will be entitled to receive from us:

               -    any earned and unpaid base salary;

               - reimbursement for any reasonable and necessary monies advanced or expenses incurred in connection with the executive's employment; and

               - a pro rata portion of the annual bonus for the year of termination.

The CEO agreement contained a provision that the CEO will not compete with us or solicit our employees for a period of one year from the date of his termination of employment.

Effective May 31, 2002, we terminated the employment agreement with our former Chief Executive Officer, Charles M. Peck. Reflecting the terms of his severance package, $625,000 in cash was paid in full to Mr. Peck on May 31, 2002. Additionally, options to purchase 425,000 shares of the Company's common stock at an exercise price of $0.035 per share were granted to Mr. Peck on May 6, 2002, valued at $13,500, also reflecting the terms of his severance package. These options immediately vested upon grant and are exercisable for a period of ten years.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Michael Egan, theglobe.com's Chairman, is also currently Chairman of ANC Rental Corporation and was Chief Executive Officer of ANC Rental Corporation from late 2000 until April 4, 2002. In November 2001, ANC Rental Corporation filed voluntary petitions for relief under chapter 11 or title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (Case No. 01-11200).

Edward Cespedes, a Director of theglobe, was also a Director of Dr. Koop Lifecare Corporation from January 2001 to December 2001. In December 2001, Dr. Koop Lifecare Corporation filed petitions seeking relief under Chapter 7 of the United States Bankruptcy Code.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arrangements with Entities Controlled by Various Directors and Officers. On November 14, 2002, E & C Capital Partners, a privately held investment holding company controlled by Michael S. Egan, our Chairman and CEO and a major shareholder, and Edward A. Cespedes, our President and a Director, entered into a non-binding letter of intent with theglobe.com to provide $500,000 of new financing via the purchase of shares of a new Series F Preferred Stock of theglobe.com. On March 28, 2003, the parties signed a Preferred Stock Purchase Agreement and other related documentation pertaining to the investment and closed on the investment. Pursuant to the Preferred Stock Purchase Agreement, E & C Capital Partners received 333,333 shares of Series F Preferred Stock convertible into shares of the Company's Common Stock at a price of $0.03 per share. The conversion price is subject to adjustment upon the occurrence of certain events, including downward adjustment on a weighted-average basis in the event the Company should issue securities at a purchase price below $0.03 per share. If fully converted, and without regard to the anti-dilutive adjustment mechanisms applicable to the Series F Preferred Stock, an aggregate of approximately 16.7 million shares of Common Stock could be issued. The Series F Preferred Stock has a liquidation preference of $1.50 per share, will pay a dividend at the rate of 8% per annum and entitles the holder to vote on an "as converted" basis with the holders of Common Stock. In addition, as part of the $500,000 investment, E & C Capital Partners received warrants to purchase approximately 3.3 million shares of theglobe.com Common Stock at an exercise price of $0.125 per share. The warrant is exercisable at any time on or before March 28, 2013. E & C Capital Partners is entitled to certain demand registration rights in connection with its investment.

Concurrently with the closing of the preferred stock investment, certain affiliates of Michael S. Egan and Edward A. Cespedes entered into a non-binding letter of intent to loan up to $1 million to the Company pursuant to a convertible secured loan facility. The loan facility would be convertible into shares of the Company's common stock at the rate of $.09 per share, which if fully funded and converted, would result in the issuance of approximately 11.1 million shares. In addition, assuming the loan is fully funded, it is anticipated that the investor group would be issued a warrant to acquire approximately 2.2 million shares of theglobe.com Common Stock at an exercise price of $.15 per share. The convertible debt financing is subject to a number of closing conditions, including execution of definitive documentation, satisfactory resolution of certain Company liabilities and other tax and business considerations. In addition, it is contemplated that the loan facility will require that certain performance criteria be achieved by the company as a condition to all or part of the funding. The financing is also subject to completion of a loan facility and related documentation satisfactory to the parties. If consummated, the convertible debt financing will result in substantial dilution of the number of securities of theglobe.com either issued and outstanding or obtainable upon conversion of the debt or exercise of the warrant. There can be no assurance, if and when, the financing will be consummated.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file certain reports regarding ownership of, and transactions in, our securities with the SEC and with The NASDAQ Stock Market, Inc. Such officers, directors, and 10% stockholders are also required to furnish theglobe with copies of all Section 16(a) forms that they file.

Based solely on our review of copies of Forms 3 and 4 and any amendments furnished to us pursuant to Rule 16a-3(e) and Forms 5 and any amendments furnished to us with respect to the 2002 fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, we believe that, during the 2002 fiscal year, our officers and directors have complied with all Section 16(a) applicable filing requirements, except the initial filing of Form 3 by Robin Segaul Lebowitz was filed late.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee of the board of directors operates under a written charter adopted by the board of directors. The members of the committee are Michael S. Egan, Edward A. Cespedes, and Robin Segaul Lebowitz. Messrs. Egan and Cespedes replaced Messrs. Krizelman and Halperin effective June 20, 2002. In as much as the Board does not currently have any non-employee directors, and all audit committee members are also employees of the Company, none of the current committee members is considered "independent" within the meaning of applicable NASD rules.

Management is responsible for the company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to monitor and oversee these processes.

In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

The company's independent accountants also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with the independent accountants that firm's independence.

Based upon the audit committee's discussion with management and the independent accountants and the audit committee's review of the representation of management and the report of the independent accountants to the committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in the company's annual report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                              Michael S. Egan
                              Edward A. Cespedes
                              Robin Segaul Lebowitz

                       APPOINTMENT OF INDEPENDENT AUDITORS

On August 8, 2002, the Board of Directors, upon the recommendation of the audit committee, dismissed our independent accountants KPMG LLP ("KPMG") and appointed Rachlin Cohen & Holtz LLP ("Rachlin Cohen") Fort Lauderdale, Florida as the firm of independent public accountants to audit our books and accounts for the fiscal year ended December 31, 2002. There will be a representative from Rachlin Cohen in attendance at the annual meeting.

The audit reports issued by KPMG on our consolidated financial statements as of and for the years ended December 31, 2001 and December 31, 2000, did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified, as to uncertainty, audit scope or accounting principles, except as follows:

KPMG's report on the consolidated financial statements of theglobe.com, inc. and subsidiaries as of and for the years ended December 31, 2001 and 2000, contained a separate paragraph stating "the Company has suffered recurring losses from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

During our two most recent fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period from January 1, 2002 through our dismissal of KPMG on August 8, 2002, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company furnished KPMG with a copy of its Report on Form 8-K relating to the foregoing change in accountants and requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission ("Commission") stating whether it agrees with the statements set forth above. A copy of KPMG's letter to the Commission dated August 13, 2002 was filed as an exhibit on Form 8-K on August 13, 2002.

During the fiscal years ended December 31, 2001 and December 31, 2000 and through August 8, 2002, we did not consult with Rachlin Cohen with respect to the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or events described in Item 304(a)(2)(i) and
(ii) of Regulation S-K.

AUDIT FEES. The aggregate fees billed by Rachlin Cohen for professional services rendered for the audit of our annual financial statements for fiscal 2002 and the reviews of the financial statements included in our Forms 10-Q and 10K was $133,000. The aggregate fees billed by KPMG for professional services rendered for the reviews of the financial statements included in our Forms 10-Q for fiscal 2002 was $30,850.

ALL OTHER FEES.

The Company paid the following fees for services by KPMG during fiscal 2002:

     Tax return preparation and tax advisory services $39,000

     Professional services rendered in connection with consents to use 1999-2001 audit reports in 10-K and S-8 $23,600

The Company paid the following fees for services by Rachlin Cohen during fiscal 2002:

     Tax return preparation and tax advisory services $10,700

The audit committee reviewed these services and determined that the nature of these engagements did not impair auditor independence.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. We have paid no fees to KPMG or Rachlin Cohen for the operation of our information system network or for the design or implementation of a system that aggregates source data for, or generates information significant to, our financial statements.

                          STOCKHOLDER PROPOSALS FOR THE
                               2004 ANNUAL MEETING

We welcome comments and suggestions from our stockholders. Here are the ways a stockholder may present a proposal for consideration by the other stockholders at our 2004 Annual Meeting:

In our Proxy Statement. If a stockholder wants to submit a proposal for inclusion in our proxy statement and form of proxy under Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") for the 2004 Annual Meeting of Stockholders, we must receive the proposal in writing on or before 5 p.m., Eastern time, January 20, 2004.

At the Annual Meeting. Under our By-Laws, if a stockholder wishes to nominate a director or bring other business before the stockholders at the 2004 Annual Meeting, we must receive the stockholder's written notice not less than 60 days nor more than 90 days prior to the date of the annual meeting, unless we give our stockholders less than 70 days' notice of the date of our 2004 Annual Meeting. If we provide less than 70 days' notice, then we must receive the stockholder's written notice by the close of business on the 10th day after we provide notice of the date of the 2004 Annual Meeting. The notice must contain the specific information required in our By-Laws. A copy of our By-Laws may be obtained by writing to the Secretary. If we receive a stockholder's proposal within the time periods required under our By-Laws, we may choose, but are not required, to include it in our proxy statement. If we do, we may tell the other stockholders what we think of the proposal, and how we intend to use our discretionary authority to vote on the proposal.

Delivering a Separate Proxy Statement. We will not use our discretionary voting authority if a stockholder submits a proposal within the time period required under our By-Laws, and also provides us with a written statement that the stockholder intends to deliver his/her own proxy statement and form of proxy to our stockholders. Persons who wish to deliver their own proxy statement and form of proxy should consult the rules and regulations of the SEC.

All proposals should be made in writing and sent via registered, certified or express mail, to our executive offices, 110 East Broward Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, Attention: Robin Segaul Lebowitz, Secretary.

                                 OTHER BUSINESS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned in this proxy statement is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to those matters in accordance with their judgment.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                             /s/  Michael S. Egan
                                             -----------------------
                                             Michael S. Egan
                                             Chief Executive Officer

Fort Lauderdale, Florida
April 30, 2003

                        ANNUAL MEETING OF STOCKHOLDERS OF

                               THEGLOBE.COM, INC.

                                  JUNE 20, 2003



                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.




                Please detach and mail in the envelope provided.

--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTER (1) LISTED BELOW, TO COME
                           BEFORE THE ANNUAL MEETING.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1. Election of three (3) directors, to serve until the 2004 Annual Meeting of Stockholders.

                                                NOMINEES
[ ] FOR ALL NOMINEES                            O Michael S. Egan
[ ] WITHOUT AUTHORITY FOR ALL NOMOINEES         O Edward A. Cespedes
[ ] FOR ALL EXCEPT (See instructions below)     O Robin Segaul Lebowitz


2. Upon any and all other business that may properly come before the Annual Meeting.


THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED FOR THE MATTERS DESCRIBED IN PARAGRAPHS (1) AND (2), UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS SPECIFIED.



INSTRUCTION:   To withhold authority to vote for any individual nominee(s), mark
               "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [x]
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  [ ]
--------------------------------------------------------------------------------

Signature of Stockholder                                  Date:
                        -------------------------------        -----------------


Signature of Stockholder                                  Date:
                        -------------------------------        -----------------

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY                                                                      PROXY
-----                                                                      -----

                               THEGLOBE.COM, INC.

                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

     The undersigned holder of common stock of theglobe.com, inc., revoking all proxies previously given, hereby constitutes and appoints Michael S. Egan, as Proxy, with full power of substitution and resubstitution, on behalf and in the name of the undersigned, to vote all of the undersigned's shares of the said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of theglobe.com, inc., to be held at the Hyatt Regency Pier Sixty-Six, 2301 Southeast 17th Street, Fort Lauderdale, Florida 33316, Friday, June 20, 2003 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

     The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies previously given.

     EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE OF THIS PROXY AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES TO SERVE AS DIRECTORS AND FOR PROPOSAL 2.

            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE